Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements and related prospectuses of The Coca-Cola Company listed below of our reports dated February 24, 2020, with respect to the consolidated financial statements of The Coca-Cola Company and subsidiaries, and the effectiveness of internal control over financial reporting of The Coca-Cola Company and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 20:

1	Registration Statement Number 2-88085 on Form S-8
2	Registration Statement Number 333-78763 on Form S-8
3	Registration Statement Number 333-27607 on Form S-8
4	Registration Statement Number 333-35298 on Form S-8
5	Registration Statement Number 333-83290 on Form S-8
6	Registration Statement Number 333-88096 on Form S-8
7	Registration Statement Number 333-150447 on Form S-8
8	Registration Statement Number 333-169724 on Form S-3
9	Registration Statement Number 333-179707 on Form S-8
10	Registration Statement Number 333-186948 on Form S-8
11	Registration Statement Number 333-194215 on Form S-8
12	Registration Statement Number 333-195553 on Form S-8
13	Registration Statement Number 333-221170 on Form S-8
14	Registration Statement Number 333-224573 on Form S-8
15	Registration Statement Number 333-234311 on Form S-3

/s/ Ernst & Young LLP
Atlanta, Georgia
February 25, 2021